UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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INTEGRITY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

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INTEGRITY BANCSHARES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2007
     The Annual Meeting of Shareholders of Integrity Bancshares, Inc. (the “Company”) will be held at Integrity Bank, 11140 State Bridge Road, Alpharetta, Georgia 30022, on the 16th day of May 2007, at 1:00 p.m. (Atlanta time) for the following purposes:
1.	To elect three Class II members to the Board of Directors;

2.	To approve the Company’s 2007 Omnibus Stock Ownership and Long Term Incentive Plan;

3.	To consider such other matters as may properly come before the meeting or any adjournment of the meeting.
     Only holders of record of the Company’s common stock at the close of business on April 4, 2007 will be entitled to notice of and to vote at the meeting. The stock transfer books will remain open.
     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date, and return the proxy promptly to the Company in the enclosed reply envelope. This will assist us in preparing for the meeting.
     All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Suzanne Long
Secretary
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

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INTEGRITY BANCSHARES, INC.
11140 State Bridge Road
Alpharetta, Georgia 30022
April 18, 2007
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2007
GENERAL
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Integrity Bancshares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, May 16, 2007, at 1:00 p.m. (Atlanta time), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at Integrity Bank, 11140 State Bridge Road, Alpharetta, Georgia 30022. All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted “FOR” the election to the Board of Directors of all the nominees listed below under “ELECTION OF DIRECTORS,” “FOR” the approval of the 2007 Omnibus Stock Ownership and Long Term Incentive Plan, and in accordance with the best judgment of the proxy holder on any other matters which may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. All written notices of revocation or other communications relating to proxies or the Meeting should be delivered to the Company at its principal executive office, 11140 State Bridge Road, Alpharetta, Georgia 30022, Attention: Suzanne Long, Secretary. The telephone number for the office is (770) 777-0324.
The Company has fixed April 4, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 15,511,014 shares of common stock of the Company, no par value per share, held by approximately 500 shareholders of record. Additionally, there were approximately 955 beneficial holders of common stock who held their shares through brokers or other nominees. Each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock must be represented at the Meeting, in person or by proxy, to constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.
Directors are elected by a plurality voted cast by holders of shares entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, abstentions will not affect the outcome of the vote. Broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, will not be counted and have no effect in the context of an uncontested election of directors.
All other matters that may properly come before the Meeting, including the approval of the 2007 Omnibus Stock Ownership and Long Term Incentive Plan, require the affirmative vote of a majority of the shares cast at the meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 18, 2007. An Annual Report to Shareholders, including a letter to shareholders from the Chief Executive Officer of the Company, the Company’s audited consolidated financial statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, accompanies this Proxy Statement.
PROPOSAL I — ELECTION OF DIRECTORS
Article Seven of the Company’s Articles of Incorporation provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. Article Seven also provides that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board will expire at each Annual Meeting of Shareholders and each director serves a three-year term.
The current Class I directors are Clinton M. Day and Joseph J. Ernest. The current Class II directors are Don C. Hartsfield, Jack S. Murphy, and Richard H. Peden, Sr. The current Class III directors are Charles J. Puckett, Gerald O. Reynolds, Steven M. Skow, and Robert S. Wholey. Each of the Company’s directors other than Steven M. Skow and Richard H. Peden, Sr. qualifies as an “independent” director as defined in Nasdaq Marketplace Rule 4200(a)(15). The terms of the Class II directors expire this year. Those current Class II directors who have been nominated for re-election are listed below.
The table below sets forth certain information about the nominees, including the class of directors for which the nominee is being nominated, the nominee’s age, his or her position with the Company and his or her position with the Company’s operating subsidiary, Integrity Bank (the “Bank”). Unless otherwise directed, the persons named in the accompanying proxy intend to vote for the election of the nominees identified below to serve for a three-year term, expiring at the 2010 Annual Meeting of Shareholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead for such other person as management may recommend.
Nominees

Director			Position With	Position With
Name	Class	Age	The Company	The Bank
Don C. Hartsfield	II	70	Director	Director
Jack S. Murphy	II	65	Director	Director
Richard H. Peden, Sr.	II	64	Director	Director
Don C. Hartsfield currently serves on the Company’s Audit/Compliance, Executive, Nominating, and Compensation Committees, as well as the Bank’s Loan Committee. He also serves as the President of DCH, Inc. (since 1994), D.H. Lands, Inc. (since 1992), Georgia 400 Office Park, Inc. (since 1997), The Commerce Co. (since 1994), Overlook Associates, Inc. (since 1986), and Top-Spin, Inc. (since 1999), all of which are involved in various real estate development projects.
Jack S. Murphy currently serves on the Company’s Audit/Compliance, Executive, Nominating, and Compensation Committees, as well as the Bank’s Loan Committee. He is President and CEO of Lanier Athletic Center, a position he has held since 1997. Mr. Murphy was a Georgia State Representative from 2002 to 2006 and was elected to the State Senate in November 2006.

Richard H. Peden, Sr. currently serves on the Company’s Executive Committee and the Bank’s Loan Committee. He has been the owner and President of U.S. General Construction, a construction company, since 1968.
The Company’s Board of Directors recommends a vote FOR the election of the three nominees named above.

The following persons are directors in the classes with terms expiring in 2008 and 2009.
Class III Directors — Term expires in 2008:
Charles J. Puckett, 74, currently serves as the Chairman of the Company’s Audit/Compliance and Compensation Committees. He also serves on the Company’s Executive and Nominating Committees, as well as the Bank’s Loan Committee. Mr. Puckett has been retired since 1998 when he sold People’s Dodge, a car dealership that he had owned since 1988. He also serves as a Director for United Community Bank of Carrollton, Georgia and has several real estate investment interests.
Gerald O. Reynolds, 51, currently serves on the Company’s Audit/Compliance, Executive, Nominating, and Compensation Committees and is Chairman of the Bank’s Loan Committee. He has served as the Chairman and Chief Executive Officer of The Ad Shop, Inc., an advertising agency since 1990.
Steven M. Skow, 59, President and CEO of the Company and the Bank, currently serves on the Company’s Executive Committee and the Bank’s Loan Committee. Mr. Skow has 38 years of banking experience, with the last 29 years as President and Chief Executive Officer of high performing banks. Prior to joining the organizational team for the Bank in June of 1999, Mr. Skow had served as an independent bank consultant since October of 1997. Mr. Skow served as the President and Chief Executive Officer of First National Bank & Trust Co. in Williston, North Dakota from January 1991 until October 1997.
Robert S. Wholey, 57, currently serves on the Company’s Executive, Nominating, and Compensation Committees. Mr. Wholey also currently serves as the Chairman of the Bank of Heartland Bank in Leawood, Kansas and Vice Chairman of Central Financial Corporation, a multi-bank holding company headquartered in Hutchinson, Kansas. From 1978 through 2000, Mr. Wholey served as managing director of GRA, Thompson, White & Company, a public accounting firm specializing in the banking industry.
Class I Directors — Term expires in 2009:
Clinton M. Day, 47, is the Chairman of the Board of the Company and the Bank and currently serves as Chairman of the Company’s Executive and Nominating Committees. He also currently serves on the Compensation Committee and the Bank’s Loan Committee. Mr. Day is Chairman of the Boards of Day Retail, LLC and Day Capital, LLC. He is a real estate broker and also holds interests in several real estate investment companies. Mr. Day currently serves on the Georgia Port Authority. He previously served two terms as a Georgia State Senator where he served on the Banking and Finance Committee and the Transportation Committee.
Joseph J. Ernest, 61, currently serves on the Company’s Executive, Nominating, and Compensation Committees, as well as the Bank’s Loan Committee. He has served as CEO of Ernest Communications,

Inc., a telecommunications firm, since 1998. Mr. Ernest received his degree from the University of Southern Mississippi in 1968. He was a captain in the U.S. Army, serving in Europe and Vietnam, from 1968 to 1971.
Other Executive Officers of the Company:
Douglas G. Ballard II, 37, currently serves on the Bank’s Board of Directors and the Bank’s Loan Committee. He joined the bank in October, 2000 as Senior Vice President and is currently the Executive Vice President and Regional Branch President. Mr. Ballard has 15 years of banking experience and was previously employed at BB&T in Alpharetta as Senior Vice President/Commercial Lending from November, 1997 to 2000. He is a 2004 graduate of Louisiana State University’s Graduate School of Banking.
Rita B. Gray, 56, has 39 years of banking experience, all in North Georgia. She has served as Chief Financial Officer for four banks. She is currently Executive Vice President of Operations and Secretary of the Bank. Prior to joining the Bank in May 2001 she served as Senior Vice President and Chief Financial Officer of Southern Heritage Bank in Oakwood, Georgia, a position she held since September 2000. From 1988 through 2000 Ms. Gray served as SVP/CFO of North Georgia National Bank in Calhoun.
Todd Foster, 39, joined the Bank in 2003 as Senior Vice President of Credit Administration and was promoted to Executive Vice President of Risk Management in January 2006. Prior to joining the Bank, he spent 13 years with the Federal Deposit Insurance Corporation (FDIC) as a bank examiner reviewing small and large commercial banks. Mr. Foster received his degree from Georgia Southern University in real estate finance, graduating with honors. He is a 2005 graduate of Louisiana State University’s Graduate School of Banking.
Suzanne Long, 47, joined the Bank in 2005 as Vice President of Finance and was promoted to Senior Vice President and Chief Financial Officer in January 2006. She also serves as Secretary for the Company. Prior to joining the Bank, Ms. Long was a Vice President of The Summit National Bank where she served as Controller from 1995 to 2005. Ms. Long received her B.S. in Business Administration from Auburn University. She is a 2001 graduate of Louisiana State University’s Graduate School of Banking.
Harold “Kelly” A. Klem, 49, joined the Bank in June 2006 as Executive Vice President, Chief Operating Officer. Mr. Klem has over 27 years in banking experience ranging from bank examinations with the Federal Reserve to CFO & COO for various sized commercial banks. Mr. Klem recently was employed by Stockman Bank of MT, where he held the position of COO. Mr. Klem has degrees in Accounting and Finance from Carroll College.
RELATED PARTY TRANSACTIONS
Certain officers and directors of the Company and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, have deposit accounts with the Bank and may have other transactions with the Company or the Bank, including loans from the Bank, in the ordinary course of business. In the opinion of the Board of Directors of the Company, the terms of all of the transactions with such persons and entities were no less favorable to the Company and the Bank than terms available in comparable transactions from others, and such terms were as favorable as terms that could have been obtained in arms-length transactions with independent third parties. The Company and the Bank expect to have such transactions on similar terms with their directors, executive officers and their affiliates in the future. All commitments, loans or other extensions of credit made by the Bank or the Company to officers, directors, and principal shareholders of the

Company and to affiliates of such persons have been made in the ordinary course of business on terms, including interest rates and collateral, deemed by the Bank or the Company to be substantially the same as those prevailing at the time for comparable transactions with independent third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans outstanding by the Bank to the Company’s directors, executive officers, or their affiliates as of December 31, 2006 totaled $21.0 million.
The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. While the Company has not adopted any formal policy or procedure, the Board of Directors follows an informal policy of reviewing and, if appropriate, approving any transaction in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest, including any transaction that would require disclosure pursuant to Item 404(a) of the SEC’s Regulation S-K. After its review, the Board (with the interested party abstaining) will only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers, and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Four Form 4 reports were not filed timely during 2006 with respect to single transactions by Mr. Steven M. Skow in January and Mr. Charles J. Puckett, Mr. Todd Foster, and Ms. Suzanne Long, all in February. Apart from the foregoing, to the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2006, all of the Company’s directors, executive officers and beneficial owners of over 10% of the Company’s outstanding common stock filed all required forms on time.
BOARD COMMITTEES AND MEETINGS
General
The Company has standing Audit, Nominating and Compensation Committees. Below are descriptions of the Company’s Audit, Nominating and Compensation Committees, as well as certain other information regarding the Company’s nominations process and director attendance at meetings.
Audit Committee
The Company has an Audit Committee of the Board of Directors consisting of Charles Puckett (Chairman), Jack Murphy, Don Hartsfield, and Gerald Reynolds. The Audit Committee’s functions include (1) engaging, overseeing, retaining, and compensating the independent auditors in determining the scope of their services; (2) monitoring the independence of the independent auditors; (3) pre-approving all audit and allowable non-audit services to be provided by the independent auditors; (4) determining that the Company has adequate administrative, operating, and internal accounting controls and that it is operating in accordance with prescribed procedures; and (5) serving as an independent party in the review of the Company’s financial information prior to its distribution to the Company’s shareholders and the public.

The Board of Directors has determined that each Audit Committee member is independent in accordance with Nasdaq Stock Market and Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
The Audit Committee has a charter that is approved annually by the Committee. The Charter is included for reference as Appendix A.
Nominating Committee
The Company has a Nominating Committee, consisting of Clint Day (Chairman), Joe Ernest, Don Hartsfield, Jack Murphy, Charles Puckett, and Neal Reynolds. Each of the Committee members is independent under Nasdaq Stock Market listing standards.
The Committee has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders, and professionals in the financial services and other industries. Similarly, the Committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity, and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Committee deems relevant.
The Nominating Committee has a charter that is included for reference as Appendix B.
Compensation Committee
The Company has a Compensation Committee, consisting of Charles Puckett (Chairman), Clint Day, Joe Ernest, Don Hartsfield, Jack Murphy, and Neal Reynolds. Each of the Committee members is independent under Nasdaq Stock Market listing standards.
The primary function of this Committee is to review the compensation of the Chief Executive Officer and senior officers of the Company and the Bank and make recommendations regarding compensation to the full Board.
The Compensation Committee has a charter that is included for reference as Appendix C.
Attendance at Meetings
In 2006, the Board of Directors of the Company met 15 times, the Board of Directors of the Bank met 14 times, the Audit Committee met five times, the Nominating Committee met three times, and the Compensation Committee met three times. During 2006, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which he served. The Company does not have a formal policy regarding director attendance at annual shareholders’ meetings, although all directors are encouraged to attend. All of the Company’s directors attended the 2006 annual meeting of shareholders.
AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the Company’s 2006 audited consolidated financial statements:
Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the Company’s December 31, 2006 consolidated financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee received from the independent auditors a summarized schedule of uncorrected misstatements determined during the audit, which were not considered by the independent audit firm to be egregious enough to change the unqualified opinion rendered in conjunction with the 2006 consolidated financial statements.
Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2006 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

Charles Puckett, Chairman
Jack Murphy
Gerald Reynolds
Don Hartsfield

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
During 2006, each director received an attendance fee of $1,500 for each meeting of the Board of Directors of the Company and $2,667 for each meeting of the Board of Directors of the Bank. The Company’s Loan Committee chairman received an additional $1,000 per month for his capacity as chairman. Pursuant to this compensation arrangement, total fees of $261,500 were paid for director service at the Company level and total fees of $363,040 were paid for director service at the Bank level in 2006.
The following table provides information concerning the compensation of our directors for 2006 (including James E. Bridges, who resigned from our board effective July 25, 2006 and Alan K. Arnold, who resigned from our board effective October 16, 2006). The table omits Steven M. Skow since he is also a named executive officer and his compensation for services as a director is fully reflected in the summary compensation table below.

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
Name	($)[1]	($)	($)
Alan K. Arnold	39,003	—	39,003
James E. Bridges	30,669	—	30,669
Clinton M. Day	58,504	—	58,504
Joseph Ernest	58,504	—	58,504
Don C. Hartsfield	58,504	—	58,504
Jack S. Murphy	58,504	—	58,504
Richard H. Peden, Sr.	58,504	—	58,504
Charles J. Puckett	58,504	—	58,504
Gerald O. Reynolds	70,504	—	70,504
Robert S. Wholey	46,500	20,000 [2]	66,500

[1]	Includes fees paid by both Company and Bank boards

[2]	Consists of consulting fees

Compensation Discussion and Analysis
General. The primary objectives of our compensation programs are to attract and retain top managerial talent and to reward them based on both individual and overall company performance. To achieve these objectives, and to determine the specifics of each element of overall compensation, we focus largely on levels and elements of compensation that are offered by similarly-situated competitors in our market area. We believe that this focus is justified in our situation because of the intense competition that we face for executive talent. The banking industry in our market area is more fraternal than many other industries. As a result, executives in our industry are generally aware of how their peers are compensated. If we are not competitive in terms of overall compensation, then we risk losing members of our management team to other financial institutions. Furthermore, we would not be able to attract key personnel if we were unable to offer compensation packages that are at least comparable, if not more attractive, than those offered by our competitors.
As is customary for similarly-situated financial institutions in our area, we primarily compensate our senior management through a mix of base salary, bonus and equity compensation. We are also willing to provide our executives with severance and change in control payments. Finally, we offer standard retirement plans and perquisites, although these elements comprise only a minor portion of the overall compensation paid to our executives. We tend to determine the amount of each element of compensation separately based on industry standards as opposed to first setting overall compensation that is subsequently allocated between the various elements. However, once the individual elements of compensation are preliminarily determined, we will also examine the overall compensation package to ensure that it is reasonable and designed to meet our objectives. While the starting point is usually tied to industry practices for similarly-situated executives, we often make adjustments based on factors that distinguish us from our competitors. For example, since we are smaller than many of the regional banks that we compete with, we may be unwilling or unable to match base salary levels for similar executives with these larger institutions. However, we believe that our equity compensation may be more attractive because we have the opportunity to grow at a faster rate than our larger peers if we can successfully implement our business plan. Compared to peer banks of similar size to us, we tend to pay our executives higher base salaries since we believe the high performance record of the Company during our six-year history justifies payment in the top salary ranges.
Each element of our overall compensation program is discussed below, including an analysis of how they relate to the executive officers named in the compensation tables that follow this section.
Base Salaries. We want to provide our senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. While base salary levels depend largely on the competitive market for executive talent, they may be adjusted according to various factors including the individual officer’s experience, duties and responsibilities. For our chief executive officer, Steve Skow, we concluded that a base salary of $400,000 effective June 1, 2006 was appropriate in this regard. This reflects an increase of $40,000 to his previous base salary. In making this determination, we contracted with two different companies to perform salary reviews of our peers. The total number of banks reviewed was 26 and was comprised of banks of similar size in our market and in other similar metropolitan city areas. We noted that the range of base salary levels for CEOs was between approximately $341,000 and $587,000. The base salary recommended by the Compensation Committee to the Board of Directors and subsequently approved by the Board for Mr. Skow was within this range and fell in the approximate range of the 62nd percentile of the comparable salaries at banks included in the reviews. Mr. Skow was one of the founders of the Bank and has been instrumental in the success of the organization. Mr. Skow is a director of the Bank and the Company and, as such, receives additional fees for attending Board meetings.

The above-mentioned salary reviews were also very helpful in determining competitive base salaries for the other members of the executive management team. The current base salaries of the following executive management team members all fell in the approximate range of the 65th percentile of the comparable salaries at banks included in the reviews.
Mr. Douglas Ballard is our Senior Lender and Regional Bank President. Based on the reviews, the recommendation of the CEO, the stellar performance record of Mr. Ballard over the past six years and the increased level of responsibility he has accepted over the past year, the Committee recommended a base salary of $330,000, which represented a $30,000 increase over the prior year’s salary. This salary was approved by the Board effective January 1, 2007. Mr. Ballard also receives commission pay for his loan production, as well as a smaller percentage of commission pay for the loan production of his team of lenders. Mr. Ballard is a director of the Bank and, as such, receives additional fees for attending Board meetings.
Ms. Rita Gray has been with the Company since 2001 and has served in several roles as the organization has grown over the years. Her current position is the head of the deposit operations function of the Bank, as well as Secretary of the Bank. Based on the salary reviews and the recommendation of the CEO, Ms. Gray’s salary was increased $30,000 to $195,000 by the Board, effective January 1, 2007.
Mr. Todd Foster has been with the Bank since 2003 and currently heads up the risk management department. Based on the salary reviews and the recommendation of the CEO, Mr. Foster’s salary was increased $20,000 to $185,000 by the Board, effective January 1, 2007.
Ms. Suzanne Long joined the Bank in May 2005 and was promoted to Chief Financial Officer of the Bank and the Company, as well as Secretary of the Company, in February 2006. Based on the salary reviews and the recommendation of the CEO, Ms. Long’s salary was increased $22,000 to $182,000 by the Board, effective January 1, 2007.
Bonuses. Our practice is to award cash bonuses based upon performance objectives. Specifically, cash bonuses are based on meeting or exceeding the attainment of certain criteria established by the Board of Directors. In determining whether and to what extent bonuses should be awarded, the Board considers factors such as our overall profitability, our asset quality, and our compliance with banking regulations. Stock price appreciation is not a major factor in determining cash bonuses since it is reflected in our equity compensation program, which is discussed below.
The Company does not have a formal bonus plan although the general practice of the Board is to approve a bonus pool for the entire staff of approximately 10% of the current year’s Bank net income which is accrued throughout the year. In order to pay a bonus, the Bank must meet its budgeted net income goals for the year. The Bank has exceeded its budgeted net income in each year of its history. Allocation of the pool has typically been roughly a 50/50 split between the executive management team and all other employees. Mr. Skow typically receives a bonus that approximates 25% of the total bonus pool. Mr. Ballard typically receives a bonus that approximates 11% of the total bonus pool. Once these amounts are determined, the other executive team members split evenly the remaining 50% that was allocated to the management team. Determination of the exact amounts is made by the Compensation Committee as recommended to the Board, along with recommendations for all but his own by the CEO. Bonuses are paid after the end of the year once the financial records have been finalized and the Board has met to approve the bonuses.

Equity Compensation. Historically, the primary form of equity compensation that we awarded consisted of qualified and non-qualified stock options pursuant to our 2003 Stock Option Plan, which was adopted to provide certain employees, including our executives, with incentives to help align their interests with the interests of our shareholders. This practice continued in 2006. We selected this form originally because of the favorable accounting and tax treatments and the near universal expectation by employees in our industry that they would receive stock options. However, beginning in 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, we are currently assessing the desirability of alternative means of equity compensation, including the grant of shares of restricted stock to employees. The Company is submitting to its shareholders at the Meeting an Omnibus Stock Ownership and Long Term Incentive Plan that would permit the issuance of both stock options and restricted stock. However, the Company has not made any formal determination as to whether and to what extent we will reduce or eliminate our stock option program in favor of restricted stock or other forms of equity compensation.
In 2003, Mr. Skow was granted options to purchase 5% of our total outstanding common stock. He was also granted additional options whenever the Company’s outstanding shares subsequently increased to maintain his 5% ownership in the Company. These options were granted at the original exercise price per the option agreement. Under this agreement, Mr. Skow was granted an additional 13,590 options in 2006. In August 2006, the agreement was amended to terminate any further grants related to the 5% agreement. The options granted vested and were fully exercised in February 2007.
As additions to the executive management team in 2006, Mr. Klem, Mr. Foster, and Ms. Long received option grants of 30,000, 25,000, and 25,000, respectively. These options were granted at current market prices of the stock on the grant dates. These options vest beginning with the first anniversary of their grant date in equal installments over a period of five years. The Company believes that the staggered vesting terms, along with the anticipation of increased stock value, encourage employee retention.
Severance Benefits. We believe that companies should provide reasonable severance benefits to executives. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the company from the former employee as soon as practicable. For instance, while it is possible to provide salary continuation to an employee during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to pay a lump-sum severance payment in order to most cleanly sever the relationship as soon as practicable. At present, only the CEO is under an employment contract that provides for severance payments. His contract will terminate in January 2008.
Where the termination is without “cause” or the employee terminates employment for “good reason”, our employment contract for our CEO provides for benefits equal to: (a) one year’s total compensation plus one month’s base salary for each year employed by the Bank up to twelve years, for a maximum of one additional year of base salary. We do not accelerate the vesting of equity compensation under such conditions, however. (See Change in Control discussion below.) The CEO, if terminated, is also entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) and other retirement plans, although those benefits are not increased or accelerated. We believe that these levels are consistent with the general practice among comparable companies, although we have not conducted a formal study to confirm this. Where the CEO is entitled to severance benefits under traditional severance provisions and change in control provision, he receives the larger of the two amounts.
Based upon a hypothetical not-for-cause termination date of December 31, 2006, the severance benefits for our chief executive officer would have been as follows:

Base Salary and Benefits	$447,550

Payment for years served	436,070

Targeted bonus	300,000

$1,183,620

For purposes of Mr. Skow’s contract, “cause” will be deemed to exist where (i) he fails to follow reasonable instructions or policies; (ii) he engages in conduct that is grossly negligent or willful and is damaging to our business; (iii) he has been convicted of a crime involving moral turpitude, theft or fraud; (iv) he fails to substantially perform his or her duties; or (v) he willfully misrepresents facts to our Board or shareholders that caused substantial injury to our business. “Good reason” generally will exist where his position or compensation has been decreased or where the employee has been required to relocate.
Retirement Plans. We maintain a customary 401(k) plan pursuant to which we match employee contributions up to approximately 6% of our employees’ salary, subject to the maximum limitation allowed by law. Payment of these matching funds is at the Board’s discretion annually, and is only paid to eligible employees who are still employed at the end of each year. When we consider overall compensation for our senior management, we factor in the benefits expected to be received under our retirement plans.
Change in Control. Our senior management and other employees have built our institution into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders. When compared to our overall value, these potential change in control benefits are relatively minor. The cash components of any change in control benefits are paid lump-sum and are based upon a multiple of base salary and maximum bonus. At present, only the CEO has an employment agreement and is, therefore, protected in a change in control situation. If the CEO is terminated due to a change of control, he would receive an amount equal to three times his then existing annual base salary. Under these conditions, any unexercised options would be declared 100% vested. At present, since none of the other members of executive management are under employment agreements or change in control agreements, these benefits are not available to them and would be negotiated at such time as a change of control occurs if the employees were still without agreements. We would make every effort to ensure they were compensated appropriately.

In the event of a change in control the CEO would be entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) and other retirement plans, although those benefits are not increased or accelerated. We believe that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a formal study to confirm this.
Based upon a hypothetical termination date of December 31, 2006, the change in control termination benefits for our chief executive officer, which would be in addition to his severance compensation described above, would have been as follows:

Base Salary	$1,200,000

Fair market values of accelerated stock options	5,964,588

$7,164,588

Sicne December 31, 2006 Mr. Skow’s stock options vested and were exercised. Therefore, if a change in control occurred on the date of this Proxy Statement, the figure above would not include the $5,964,588 that is shown as the fair market value of accelerated stock options. For purposes of these benefits, a change in control is deemed to occur, in general, if (i) a shareholder or group of shareholders acquires 25% or more of our common stock; or (ii) we sell all or substantially all of our assets; or (iii) we liquidate.
Perquisites and Other Benefits. We annually review the perquisites that senior management receives. The primary perquisites for certain senior managers at or above the level of executive vice president are the payment of the initiation fee dues for one golf or social club and a medical reimbursement plan. The medical reimbursement plan is part of our overall health benefit package for senior management. Additionally, the CEO and Senior Lender both have the full use of a bank-owned vehicle as a perquisite.
Senior management also participates in our other benefit plans on the same terms as other employees. These plans include medical, dental, and vision insurance, and life insurance. They also include gym memberships which are limited to $480 per employee per year.
Board Process. The Compensation Committee of the Board of Directors reviews all compensation and awards to executive officers and recommends such levels to the full Board. Generally, on its own initiative the Compensation Committee reviews the performance and compensation of the chief executive officer and other members of the executive management team and, following discussions with those individuals and, where it deems appropriate, qualified advisors, recommends their compensation levels for determination by the full Board. For the remaining executive officers, the chief executive officer makes recommendations to the Compensation Committee that generally, with minor adjustments, are then recommended to the full Board for approval. With respect to equity compensation awarded to others, the Board grants stock options, generally based upon the recommendation of the Compensation Committee and the chief executive officer.

Summary Compensation Table
The table below provides information concerning the compensation paid to our chief executive officer, our chief financial officers employed during 2006, and our three most highly compensated executive officers (other than our CEO and CFO) for services in all capacities for the year ended December 31, 2006. All amounts in the table are pre-tax amounts.

					All Other
Name and				Option	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	($)[1]		Total ($)
Steven M. Skow	2006	395,045	275,000	1,097,861	71,104	[2]	1,839,010
CEO

Suzanne Long	2006	145,543	85,000	22,428	19,033	[3]	272,004
CFO

Jeff L. Sanders[4]	2006	39,569	—	—	22,835	[5]	62,404
CFO

Douglas G. Ballard, II	2006	299,952	135,500	108,979	302,791	[6]	847,222
EVP and Senior Lender of the Bank

Rita B. Gray	2006	172,225	85,000	43,766	25,200	[7]	326,191
EVP of the Bank

Todd Foster	2006	151,503	85,000	22,428	10,890	[8]	269,821
EVP of the Bank

[1]	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in this table does not include certain perquisites and other benefits, securities, or property that do not exceed $10,000.

[2]	Consists of $58,504 for Bank and Company board fees and $13,200 of 401(k) contributions

[3]	Consists of $10,000 of secretary fees and $9,033 of 401(k) contributions

[4]	Mr. Sanders resigned from the Company effective March 3, 2006.

[5]	Consists of $2,000 for secretary fees and $20,835 for a gain on the exercise of non-statutory stock options

[6]	Consists of $261,255 in commissions, $13,200 of 401(k) contributions, and $28,336 in Bank board fees

[7]	Consists of $12,000 for secretary fees paid by the Bank and $13,200 of 401(k) contributions

[8]	Consists of 401(k) contributions

2006 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made to our named executive officers during 2006.

		Option Awards:
		Number of	Exercise or	Grant Date
		Securities	Base Price	Fair Value
		Underlying	of Option	of Stock
	Grant	Options	Awards	and Option
Name	Date	(#)	($ / Sh)	Awards ($)
Steven M. Skow	1/10/06	2,250	2.45	9.88
CEO	3/31/06	9,090	2.45	9.88
	6/30/06	2,250	2.45	10.35

Suzanne Long CFO	2/15/06	25,000	11.90	5.24

Jeff L. Sanders[2] CFO		—	—	—

Douglas G. Ballard, II EVP and Senior Lender		—	—	—

Rita B. Gray EVP of the Bank		—	—	—

Todd Foster EVP of the Bank	2/15/06	25,000	11.90	5.24

[1]	The exercise price of Mr. Skow’s options was established in his option plan agreement dated January 2003 whereby he would receive options equal to an additional 5% of any subsequent shares issued, exercisable at the original exercise price. This agreement was amended in August 2006 to cancel any further option awards for additional shares issued. All of these options vested on February 5, 2007 and were exercised on that date.

[2]	Mr. Sanders resigned from the Company effective March 3, 2006.

Outstanding Equity Awards at December 31, 2006
The following table provides information concerning unvested options, unexercised options, and equity incentive plan awards for each of our named executive officers as of December 31, 2006.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options	Options		Price	Expiration
	(#)	(#)		($)	Date
	Exercisable	Unexercisable
Steven M. Skow	298,252			2.45	1/22/2013
CEO		410,218	[2]	2.45	2/5/2007
	8,000 [1]			11.00	5/17/2015

Suzanne Long CFO	—	25,000	[3]	11.90	2/14/2016

Jeff L. Sanders[4] CFO	—	—		—	—

Douglas G. Ballard, II	30,600	5,400	[5]	4.50	8/17/2014
EVP and Senior Lender		20,000	[6]	11.00	5/17/2015
	10,000	40,000	[7]	14.25	12/20/2015

Rita B. Gray	36,000			2.45	1/22/2013
EVP of the Bank	12,000			4.50	8/17/2014
	6,144	13,855	[8]	11.00	5/17/2015

Todd Foster	10,000			11.00	5/17/2015
EVP of the Bank		25,000	[3]	11.90	2/14/2016

[1]	These options were granted under the Director Plan while all other options were granted under the Employee Plan.

[2]	These options vested and were exercised on February 5, 2007.

[3]	Vests in equal installments on each anniversary date beginning February 5, 2007 over five years

[4]	Mr. Sanders resigned from the Company effective March 3, 2006.

[5]	Vests on August 18, 2007

[6]	Vests according to the following schedule: 6,880 May 18, 2007 9,090 May 18, 2008 4,030 May 18, 2009

[7]	Vests in equal installments on each anniversary date beginning December 21, 2007 over four years

[8]	Vests according to the following schedule: 9,090 May 18, 2007 4,765 May 18, 2008

Option Exercises and Stock Vested During 2006
The following table provides information concerning each exercise of stock options during 2006 for our named executive officers on an aggregate basis.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)
Steven M. Skow	45,000 [1]	519,975
CEO	23,196	244,834

Suzanne Long CFO	—	—

Jeff L. Sanders[2] CFO	25,000	187,500

Douglas G. Ballard, II EVP and Senior Lender	—	—

Rita B. Gray EVP of the Bank	72,000	687,600

Todd Foster EVP of the Bank	30,000	215,000

[1]	These shares were a part of options granted under the Director Plan while all other shares in the table were results of grants under the Employee Plan.

[2]	Mr. Sanders resigned from the Company effective March 3, 2006.
Employment agreement with Steven M. Skow
On January 23, 2003, the Company and the Bank entered into an employment agreement with Steven M. Skow whereby Mr. Skow was employed as the Company and the Bank President and Chief Executive Officer. The agreement has an initial term of five years and is automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
Mr. Skow is entitled to receive annually an increase in salary as may be determined by our Board of Directors. In addition to his salary, Mr. Skow is eligible for such incentives and performance bonuses as may be authorized by the Board of Directors in its sole discretion. Mr. Skow was also granted stock options to acquire 5% of our total outstanding common stock on the date of exercise at an exercise price per share of $2.45. These options vested and were exercised on February 5, 2007.

Mr. Skow’s contract also includes severance and change in control benefits, which are described under the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Severance Benefits” and “Change in Control.”
The employment agreement contains restrictions on Mr. Skow’s ability to compete with the Bank for a period of six months (one year if the termination is without cause) following the date of termination. He is also restricted on the disclosure and use of the Bank’s confidential information and trade secrets. In addition, he is restricted in his ability to solicit the Bank employees or customers with whom he had material contact during the 12-month period immediately preceding the termination of his employment.
Compensation Committee Interlocks and Insider Participation
The following directors served on the Compensation Committee during 2006: Charles J. Puckett (Chairman), Clinton M. Day, Joe Ernest, Don Hartsfield, Jack Murphy, and Neal Reynolds. None of such persons was an officer or employee of the Company during 2006 or at any time in the past and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board of Directors.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the foregoing reviews and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Charles J. Puckett, Chairman
Clinton M. Day
Joe Ernest
Don Hartsfield
Jack Murphy
Neal Reynolds

PERFORMANCE GRAPH
The following line graph compares the cumulative, total return on the Company’s common stock from September 30, 2004 to December 31, 2006, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market), and with that of the SNL Bank Index, provided by SNL Financial, LP, for our peer group (all banks in the Southeast). Cumulative, total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

	Period Ending
Index	09/30/04	12/31/04	06/30/05	12/31/05	06/30/06	12/31/06
Integrity Bancshares, Inc.	100.00	172.37	189.47	232.89	191.84	204.47
NASDAQ Composite	100.00	112.19	106.44	117.50	116.24	129.71
SNL Southeast Bank Index	100.00	109.67	107.64	112.26	118.82	131.64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 4, 2007, the number of shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of the outstanding shares of common stock, by each director and director nominee, by each executive officer of the Company named in the Summary Compensation Table above, and by all of the directors and executive officers of the Company as a group. Except where otherwise indicated, each individual has sole voting and investment power over the common stock listed by his or her name.

Information relating to beneficial ownership of common stock by individuals listed below is based upon information furnished by each person and upon “beneficial ownership” concepts set forth in rules under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership.

	Number of		Percent of
	Shares		Class
	Beneficially		Beneficially
Beneficial Owner	Owned		Owned[1]

Directors
Clinton M. Day	684,754	[2]	4.31%
Joseph J. Ernest	222,068	[3]	1.40
Don C. Hartsfield	411,250	[4]	2.59
Jack S. Murphy	339,350	[23]	2.13
Richard H. Peden, Sr.	580,246		3.65
Charles J. Puckett	1,000,162	[5]	6.29
Gerald O. Reynolds	182,336	[23]	1.15
Steven M. Skow	896,014	[6]	5.64
Robert S. Wholey	203,576	[23]	1.28

Named Executive Officers
Douglas G. Ballard II	30,600	[7]	*
Rita B. Gray	164,136	[8]	1.03
Todd Foster	15,400	[9]	*
Suzanne Long	7,700		*

Other 5% Shareholders
none	—		—

All directors, named executive officers and other 5% shareholders as a group (13 in total)	4,737,592	[10]	29.81%

[1]	Based on 15,511,014 shares outstanding as of April 4, 2007, and in the case of beneficial owners who hold options for shares exercisable within 60 days, includes as outstanding the number of shares subject to such options.

[2]	Includes 8,000 shares subject to options received under the Company’s Director Stock Option Plan.

[3]	Includes 53,000 shares subject to options received under the Company’s Director Stock Option Plan.

[4]	Includes 20,000 shares held by Mr. Hartsfield’s wife and 8,000 shares subject to options received under the Company’s Director Stock Option Plan

[5]	Includes 53,000 shares subject to options received under the Company’s Director Stock Option Plan. Mr. Puckett’s address is 3844 Highway 166, Douglasville, GA 30135.

[6]	Mr. Skow’s address is 8900 Glen Ferry Drive, Alpharetta, GA 30022.

[7]	Includes 20,600 shares subject to options received under the Company’s Employee Option Plan.

[8]	Includes 63,234 shares subject to options received under the Company’s Employee Option Plan.

[9]	Includes 15,000 shares subject to options received under the Company’s Employee Option Plan.

[10]	Includes 379,834 shares subject to stock options received under the Company’s Director Stock Option Plan and Employee Stock Incentive Plan exercisable within 60 days.

*	Represents less than one percent of the outstanding shares

PROPOSAL II -
APPROVAL OF THE 2007 OMNIBUS STOCK OWNERSHIP
AND LONG TERM INCENTIVE PLAN
On March 21, 2007, the Board of Directors of the Company adopted the Integrity Bancshares, Inc. 2007 Omnibus Stock Ownership and Long Term Incentive Plan (the “2007 Plan”) and reserved 1,000,000 shares of Common Stock for issuance thereunder (the “Plan Pool”), subject to approval by the Company’s shareholders at the 2007 Annual Shareholders’ Meeting. At the Company’s Annual Shareholders’ Meeting, the shareholders are being asked to approve the 2007 Plan and the reservation of shares of Common Stock for issuance thereunder.
The Company currently maintains a 2003 Stock Option Plan (the “2003 Plan”). As of April 4, 2007 there were 334,538 shares of the Company’s Common Stock reserved and available for future awards under the 2003 Plan. However, if the 2007 Plan is approved at the Meeting the Board intends to cease making grants under the 2003 Plan. While outstanding options would continue pursuant to their terms, all future awards would be pursuant to the 2007 Plan.
Since 2003 the Company has experienced rapid growth. In order to attract talented employees to continue this growth the Board believes that it must have the ability to offer incentive compensation that is tied to the performance of the Company’s Common Stock. Historically, the primary form of equity compensation that the Company awarded consisted of stock options. In formulating the 2007 Plan, the Board considered the desirability of being able to offer restricted stock as an alternative form of equity compensation, especially in light of new accounting rules that require stock options to be expensed. As described in further detail below, the 2007 Plan allows the Company to grant both stock options and restricted stock.
The Board was also concerned about the possible dilutive effects of using equity compensation. To address this concern, the Board reviewed its outstanding stock options as of April 4, 2007 and noted that the number of shares subject to these outstanding options, when combined with the shares available under the 2007 Plan, equal 11.4% of the Company’s outstanding shares. The Board notes that it is under no obligation to grant awards for the full number of shares available under the 2007 Plan and will only do so when it believes that such awards are in the best interest of shareholders. Even assuming that all of the shares available under the 2007 Plan are ultimately issued, the Board believes that this level of “overhang” is reasonable and consistent with similarly-situated companies.
A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this Proxy Statement as Appendix D.
The Company’s Board of Directors recommends a vote FOR the approval of the Integrity Bancshares, Inc. 2007 Omnibus Stock Ownership and Long Term Incentive Plan and the reservation of shares of Common Stock for issuance thereunder.

Summary of the 2007 Plan
General. The 2007 Plan is intended:
•	to encourage and motivate key employees and directors to contribute to the successful performance of the Company and its subsidiaries and the growth of the market value of the Company’s Common Stock;

•	to achieve a unity of purpose between key employees, directors and shareholders by providing ownership opportunities; and

•	to retain key employees by rewarding them with potentially tax-advantageous future compensation.
Administration. The 2007 Plan is administered by the Compensation Committee of the Board of Directors of the Company, although the Board may reserve to itself any or all of the authority of the Compensation Committee. Under the 2007 Plan, the Compensation Committee has the discretion to:
•	construe and interpret the 2007 Plan and the grants thereunder which include the rights to exercise, purchase or receive options and restricted stock (collectively referred to as the “Rights”);

•	determine the terms and provisions of Rights granted under the 2007 Plan;

•	prescribe, amend and rescind rules and regulations relating to the Rights;

•	determine in regards to the grant of Rights:
•	to whom Rights will be granted;

•	when the Rights will be granted;

•	the number to be granted;

•	the exercise price, relevant purchase price or value of the Rights granted;

•	whether a leave of absence will constitute a termination of employment under the 2007 Plan; and
•	any other determinations or interpretations necessary or advisable to administer the 2007 Plan.
Eligibility. All directors and full-time employees of the Company and its subsidiaries are eligible to participate in the 2007 Plan; provided, however, that only full-time employees are eligible to receive incentive stock options. The number of eligible participants is approximately 90, which may increase or decrease over time based on future growth of the Company. At the discretion of the Compensation Committee, eligible recipients will be granted Rights. The Compensation Committee’s decision to award grants is based upon:
•	the nature of services rendered by the recipient; and

•	present or potential contributions by the recipient to the success of the Company.
Transferability of Shares Underlying Rights. Except for restricted stock which, subject to the conditions set forth below, may only be transferred after the restrictions which impose a substantial risk of forfeiture lapse, the shares of Common Stock acquired pursuant to the exercise or receipt of a Right will be freely transferable by the recipient upon purchase without restriction or registration unless such recipient is an affiliate of the Company. An “affiliate” of the Company is defined as a person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.
Adjustments Upon Changes in Capitalization. The total number of shares on which Rights may be granted under the 2007 Plan (both as to the number of shares and price) will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from:
•	a stock split;

•	payment of a stock dividend on the Common Stock;

•	a subdivision or combination of shares of the Common Stock; or

•	a reclassification of the Common Stock.
The foregoing adjustments and manner of their application will be in the discretion of the Compensation Committee to determine, subject to approval of the Board of Directors. The grant of a Right pursuant to the 2007 Plan will not in any way affect the right or power of the Company to make adjustments, reclassifications, changes of its capital or business structure, or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.
Stock Options
Terms and Conditions: The Compensation Committee has authority to grant stock options under the 2007 Plan and will designate whether the grant consists of incentive stock options (“ISOs”) or non-qualified options (“Non-Qualified Options”). According to the Internal Revenue Code, the aggregate fair market value of shares underlying ISOs granted under the 2007 Plan first exercisable in a particular calendar year (including those granted under other plans of the Company) may not exceed $100,000. Any excess will be deemed to be Non-Qualified Options. Each option will be evidenced by an option agreement (the “Option Agreement”) which may specify the vesting period of the options. The grant of options under the 2007 Plan is subject to the following additional terms and conditions:
Exercise Price: The initial exercise price of each Option will be determined by the Committee in its discretion provided that the exercise price will not be less than the fair market value of the Common Stock on the date of grant. For eligible employees owning greater than 10% of the total combined voting power of all classes of the Company’s capital stock, the exercise price of an ISO will not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of the Company’s Common Stock as of April 4, 2007 was $12.24.
     Exercise of Option; Form of Consideration. An option may be exercised by:
•	giving written notice to the Company specifying the number of shares to be purchased;

•	paying in cash the exercise price and applicable withholding taxes or, at the discretion of the Compensation Committee:
•	in shares of Common Stock held by the optionee;

•	a portion of the shares underlying the grant of options under the 2007 Plan; or

•	a combination of cash and shares; and
•	if required under securities laws, giving satisfactory assurances to the Company that the shares are being purchased for investment and not for resale.
Not less than 100 shares of stock may be purchased at any one time through the exercise of an option under the 2007 Plan unless the number of shares purchased is the total number at that time purchasable under all options granted to the optionee. In order to inform the Company of a disqualifying disposition, all shares of stock obtained pursuant to an ISO will be held in escrow for a period ending on the later of:
•	two years from the date of grant; or

•	one year after the exercise date.

No option may be exercised prior to approval of the 2007 Plan by the shareholders of the Company. In the event that the shareholders fail to approve the 2007 Plan, any Rights previously granted under the 2007 Plan will be automatically canceled.
Term of Option. All options must be granted within 10 years of the effective date of the 2007 Plan, or March 21, 2017. Each Option Agreement states the expiration date of each option, but such expiration will not exceed:
•	5 years for ISOs held by a 10% shareholder; and

•	10 years for all other options.
The Compensation Committee may extend the expiration date for Non-Qualified Options, not to exceed 10 years from the date of grant.
Termination of Options: Each ISO will terminate upon the earlier of:
•	the date the optionee ceases to be an full-time employee of the Company or its subsidiaries by reason of:
•	termination for cause; or

•	voluntary termination by the employee without the consent of the Company;
•	12 months after the employee ceases to be an employee of the Company due to death or disability; or

•	90 days after the employee ceases to be an employee of the Company for any other reason.
The Compensation Committee may specify other events that will result in the termination of an ISO. The Compensation Committee has discretion to determine what events, if any, will result in the termination of a Non-Qualified Option.
Nontransferability of Options: Options cannot be transferred except by will or the laws of descent and distribution. However, no shares of stock obtained pursuant to an option may be transferred until at least six months and one day have lapsed since the date the option was granted.
Changes in Control: At any time prior to a takeover, merger, sale of substantially all the assets, major change in the composition of the Board of Directors or similar transaction (a “Change in Control Transaction”), the Committee may determine that all or any part of options previously granted will become immediately exercisable and may thereafter be exercised at any time prior to the consummation date of the Change in Control Transaction. Unless otherwise provided, any option which has not been fully exercised before the date of the consummation of a Change in Control Transaction will terminate on such date.
Amendment and Discontinuance: The Board of Directors of the Company may amend, suspend or discontinue the grant of options under the 2007 Plan. However, the Board of Directors may not take such action that causes the ISOs not to comply with Section 422 of the Internal Revenue Code. Also, the Board of Directors may not amend the grant of options under the 2007 Plan, without the approval of the shareholders of the Company, (except as described below or in the section entitled Adjustments Upon Changes in Capitalization and further described in the section in the 2007 Plan entitled Stock Available for Rights) that:
•	materially increases the maximum aggregate number of shares of Common Stock in the Plan Pool;

•	materially increases the benefits accruing to eligible recipients under the 2007 Plan;

•	materially modifies the eligibility requirements under the 2007 Plan; or

•	alters or impairs any options previously granted under the 2007 Plan without the consent of the optionee.
The Board may also make any amendments, including retroactive amendments, that are deemed necessary or advisable for the purpose of conforming the 2007 Plan or any option to any present or future laws or regulations relating to plans of this or similar nature.
Restricted Stock Grants
Terms and Conditions: The Company may issue restricted stock to eligible recipients under the 2007 Plan. Such restricted stock is deemed issued when the Compensation Committee authorizes such grant of restricted stock and when the issuance of restricted stock is evidenced by a Restricted Stock Grant Agreement (the “Restricted Stock Agreement”) which specifies:
•	the purchase price per share, if any, paid by the holder of the restricted stock; and

•	other terms and conditions.
At the discretion of the Compensation Committee, the grant of restricted stock may be conditioned upon the payment of withholding taxes by the employee.
The grant of restricted stock under the 2007 Plan is subject to the following additional terms and conditions:
Purchase Price. The Compensation Committee will set the purchase price per share, if any, of restricted stock granted under the 2007 Plan. The fair market value of the Company’s Common Stock as of April 4, 2007 is $12.24.
Compliance with Securities Laws. Restricted stock may be issued under the 2007 Plan only after there has been compliance with applicable state and federal securities laws.
Termination: In the event that the shareholders fail to approve the 2007 Plan, any Restricted Stock previously granted under the 2007 Plan will be automatically canceled.
Limitations on Transferability. Transfers of restricted stock are prohibited unless made in compliance with all applicable federal and state securities laws. Any otherwise permissible transfer is prohibited unless the transferee executes such documents as the Company may reasonably require to protect its rights under the Restricted Stock Agreement. To enforce the foregoing restrictions on transfer, the Company may require that the holder of restricted stock deliver certificates for such shares with a stock power executed in blank by the holder and his or her spouse to the Company’s Secretary to hold in escrow. The certificates for restricted stock will bear all legends required by law and necessary to effect the restrictions upon transfer. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no holder of restricted stock will transfer any shares of restricted stock not included in any such underwriting during the 120-day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.
Amendment and Discontinuance: The Board of Directors of the Company may amend, suspend or discontinue the grant of restricted stock under the 2007 Plan. However, the Board of Directors make not amend the grant of restricted stock under the 2007 Plan, without the approval of the shareholders of the Company, (except as described below or in the section entitled Adjustments Upon Changes in

Capitalization and further described in the section in the 2007 Plan entitled Stock Available for Rights) that:
•	materially increases the maximum aggregate number of shares of Common Stock in the Plan Pool;

•	materially increases the benefits accruing to eligible recipients under the 2007 Plan;

•	materially modifies the eligibility requirements under the 2007 Plan; or

•	alters or impairs any restricted stock previously granted under the 2007 Plan without the consent of the holder.
The Board may also make any amendments, including retroactive amendments, that are deemed necessary or advisable for the purpose of conforming the 2007 Plan or any present or future laws or regulations relating to plans of this or similar nature.
Federal Income Taxes
The following is only a summary of the effect of federal income taxation upon the holder of Rights under the 2007 Plan and the Company with respect to the grant and exercise of Rights under the 2007 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the holder’s death or the income tax laws of any municipality, state or foreign country in which the holder’s income or gain may be taxable.
Stock Options: ISOs. The optionee will not realize taxable income upon the grant or exercise of ISOs, and the Company will not receive an income tax deduction at either such time. If the optionee does not sell the shares of the Company’s Common Stock acquired upon exercise of the ISO within either two years after the grant of the ISO or one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee, within either of the above periods, disposes of the shares of the Company’s Common Stock acquired upon exercise of the ISO, the optionee will realize as ordinary income an amount equal to the lesser of:
•	the gain realized by the optionee upon such disposition; or

•	the difference between the exercise price and the fair market value of the shares on the date of exercise.
In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount realized by the optionee as ordinary income would be taxed as a long-term or short-term capital gain, depending on the applicable holding period. While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
Stock Options: Non-Qualified Options. Upon exercise of a Non-Qualified Option granted under the 2007 Plan, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares. Upon a subsequent sale of the shares, the optionee will recognize capital gain or loss. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon exercise of the option.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed to a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Benefits to Named Executive Officers and Others
As of April 4, 2007, no awards had been granted under the 2007 Plan. Awards will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such person or groups pursuant to the 2007 Plan in the future.
Shareholder Approval Required
The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting is required for approval of the 2007 Plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. No actions have yet been taken to determine grants to be made from this 2007 Plan. Subject to shareholder approval, future grants made from the 2007 Plan will be determined by the Compensation Committee according to the governing provisions in the 2007 Plan document. Please refer to Appendix D for a complete copy of the proposed 2007 Plan.
Equity Compensation Plan Table
The following table sets forth information relating to the 2003 Plan and the Company’s 2003 Directors’ Stock Option Plan as of December 31, 2006. During the first quarter of 2007, 746,476 options that had been granted under the 2003 Plan were exercised. As a result, the number of securities to be issued upon the exercise of outstanding options as of April 4, 2007 was 764,999 and the weighted-average exercise price of these options was $6.90.

	(a)	(b)	(c)
		Weighted-	Number of securities
	Number of	average exercise	remaining available for
	securities to be	price of	future issuance under
	issued upon exercise	outstanding	equity compensation
	of outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected in
Plan category	and rights	rights	column (a))

Equity compensation plans approved by security holders	1,511,466	$4.81	334,538
Equity compensation plans not approved by security holders	—	—	—

Total	1,511,466	$4.81	334,538

INDEPENDENT AUDITORS
Mauldin & Jenkins, LLC, Atlanta, Georgia, acted as the Company’s principal independent registered public accounting firm for the fiscal year ended December 31, 2006. Representatives of Mauldin & Jenkins, LLC are expected to be present at the Shareholders’ Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
The following table sets forth the fees for professional audit services rendered by Mauldin & Jenkins, LLC for the audits of the Company’s annual financial statements for the years indicated and fees billed by Mauldin & Jenkins, LLC for other professional services provided in the years indicated:

Category	2006	2005
Audit Fees[1]	$118,955	$115,000
Tax Fees[2]	10,096	6,000
All Other Fees	—	—

Total	$129,051	$121,000

[1]	Audit fees consist of fees for the audit of the Company’s financial statements, internal controls over financial reporting, and review of financial statements included in the Company’s quarterly reports.

[2]	Tax fees represent fees paid for tax return preparation.
The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
Proposals
Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company no later than December 20, 2007, to be included in the 2008 proxy materials. Any shareholder proposal not received by the Company before March 4, 2008 will be considered untimely and, if presented at the 2008 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a – 4(c) promulgated under the Securities Exchange Act of 1934, as amended.
Communications
Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sent to the Secretary of the Company at the Company’s principal office at 11140 State Bridge Road, Alpharetta, Georgia 30022. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

PROXY SOLICITATION COSTS
The Company will pay the cost of soliciting proxies for the 2007 Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, facsimile, or personal contact, the Company will contact brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock. These holders, after inquiry by the Company, will provide information concerning the quantities of proxy materials and 2006 Annual Reports they need to supply these items to beneficial owners; and the Company will reimburse them for the reasonable expense of mailing proxy materials and 2006 Annual Reports to such persons.
OTHER MATTERS
Management is not aware of any other matters to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

The Company will furnish to its shareholders without charge (other than for exhibits) a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Requests should be made to Integrity Bancshares, Inc., 11140 State Bridge Road, Alpharetta, Georgia, 30022, Attention: Suzanne Long, Secretary. The report can also be obtained through our website at www.myintegritybank.com by accessing the investor relations page.

By Order of the Board of Directors,

Suzanne Long
Secretary
April 18, 2007

APPENDIX A
INTEGRITY BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
I. PURPOSE
     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system, compliance with ethics policies, legal and regulatory requirements.

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board of Directors.
     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.
II. COMPOSITION
     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an “independent director”, as defined by the rules of the National Association of Securities Dealers, Inc. (“NASD”). Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including, but not limited to, the Company’s balance sheet, income statement, and cash flow statement or will become able to read and understand said financial statements within a reasonable period of time after his or her appointment to the Audit Committee.
     One director, who is not an “independent director”, as defined by the rules of NASD, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee. If the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders and the Board discloses, in the next annual proxy statement after such determination, the nature of the relationship and the reasons for that determination.

     The members of the Audit Committee and its Chairperson shall be designated by the Board of Directors at the annual organizational meeting of the Board.
III. MEETINGS
     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and/or management quarterly to review the Company’s financials consistent with IV.A.4. below.
IV. RESPONSIBILITIES AND DUTIES
     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Audit Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior
     To fulfill its responsibilities and duties the Audit Committee shall:
A.	Documents/Reports Review
1.	Review and update this Charter, at least annually and more frequently as conditions dictate.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular internal reports to management prepared by the internal auditors, as well as management’s response.

4.	Review with financial management and/or the independent auditors the 10-Q or 10-K and the release of earnings prior to its filing or release. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5.	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.
B.	Independent Auditors
1.	Be directly responsible for the appointment, retention, and termination of the independent auditors, subject to shareholder ratification, and the independent auditors must report directly to the Audit Committee. The Audit Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.

2.	Pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. Any decisions of the Chairman, to whom pre-approval authority is delegated, will be presented to the full audit committee at its next scheduled meeting.

3.	Obtain and review a report, at least annually, by the independent auditors describing: 1) the firm’s internal quality control procedures; 2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and 3) all relationships between the independent auditor and the Company in order to assess the auditor’s independence.

4.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.
C.	Financial Reporting Processes
1.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

2.	Consider the independent auditors’ judgments about the quality, and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

4.	Review the Company’s quarterly and annual financial statements with management and/or the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to any governmental body or the public.

5.	Review with the independent auditors and the Company’s counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

6.	Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

7.	Prepare a report for inclusion in the Company’s annual proxy statement, as required by the SEC.
D.	Oversight of Audit Process
1.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditors.

2.	Review with the Company’s independent auditors, the internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

3.	Review the internal audit function of the Company including the independence and authority of its reporting obligations.

4.	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

5.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.
E.	Process Improvement and other Roles and Responsibilities
1.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Review any significant disagreement among management and the independent auditors or the internal auditing firm in connection with the preparation of the financial statements.

3.	Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee).
F.	Whistleblower Provisions
1.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

2.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX B
INTEGRITY BANCSHARES, INC.
NOMINATING COMMITTEE CHARTER
COMMITTEE’S PURPOSE
     The Nominating Committee (the “Committee”) is appointed by the Board to assist the Board with respect to the director nominating function. The Committee shall assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, recommend to the Board membership on the Board committees, oversee annual self-evaluations by the Board and self-evaluate itself annually, and report annually to the Board on the Chief Executive Officer (“CEO”) succession plan.
COMMITTEE MEMBERSHIP
     The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements as specified by the Nasdaq Marketplace Rules and the Securities and Exchange Commission.
MEETINGS
     The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairman of the Committee to call a meeting. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following any Committee meeting.
NOMINATING FUNCTION GOALS AND RESPONSIBILITIES
1.	General. The Committee shall recommend to the Board director nominees for election at the stockholders’ annual meeting.

2.	Re-Election Criteria. Prior to nominating an existing director for re-election to the Board, the Committee shall consider and review the existing director’s:
(a)	Board and committee meeting attendance and performance;

(b)	length of Board service;

(c)	experience, skills and contributions that the existing director brings to the Board; and

(d)	independence.
3.	New Director Criteria. In the event that a director vacancy arises, the Committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the stockholders’ annual meeting. Before making a nomination, the Committee must believe that the director nominee possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. Without limiting the foregoing, the Committee shall consider recommendations submitted by other directors.

4.	Outside Assistance. The Committee shall have the discretion and authority to retain any search firm to assist in identifying director candidates, retain outside counsel and/or any other internal or external advisors and approve all related fees and retention terms.

5.	Committee Recommendations. The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the re-appointment of a director to a Board committee, the Committee shall review the existing director’s independence, if required, skills, Board committee meeting attendance, performance and contribution, and his or her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with relevant experience and skills, and who is independent, if required by the committee charter, to be appointed to fill the vacancy.

6.	Self-Evaluation. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for the full Board that will be conducted and overseen by the Committee. The Committee shall report to the full Board, following the end of each fiscal year, the results of the annual self-evaluation, including any comments from the self-evaluations. However, any comments from the self-evaluations regarding individual directors shall be reported to the Chairman, and CEO and if necessary, to the relevant committee chairman. The Committee shall annually review its own performance by distributing to its members a written self-assessment.

7.	CEO Succession Planning. The Committee shall make an annual report to the Board on emergency as well as expected CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential CEO successors, along with a review of any development plans recommended for such individuals.

8.	Non-Financial Matters. Any concerns regarding non-financial matters that are reported to the Anonymous Reporting Hotline that the Audit Committee refers to the Committee shall be reviewed and investigated by the Committee.

GENERAL PROVISIONS
1.	Executive Session. The Committee shall determine which officers of the Company or other visitors to invite to the Committee’s meetings. In the discretion of the Committee, the Committee may meet in executive session at any time.
2.	Report to the Board. Following each action by the Committee, the Committee shall make a report to the full Board at the next regularly scheduled meeting of the full Board.
3.	Charter Review. The Committee shall review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance by distributing to its members a written self-assessment. The results of such self-assessment shall be presented to the Board at its next meeting.
4.	Delegation/Written Consent. The Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances; and the Committee may take action in the absence of a meeting by unanimous written consent of all members.
5.	Additional Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws and applicable law, as the Committee deems appropriate to carry out its assigned duties or as required by the Board.

APPENDIX C
INTEGRITY BANCSHARES, INC.
COMPENSATION COMMITTEE CHARTER
COMMITTEE’S PURPOSE
     The Compensation Committee (the “Committee”) is appointed by the Board to assist the Board with respect to the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has responsibility for evaluating and recommending to the Board for approval the director and officer compensation plans, policies and programs of the Company. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.
COMMITTEE MEMBERSHIP
     The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements as specified by the Nasdaq Marketplace Rules and the Securities and Exchange Commission and shall be outside directors within the meaning of section 162(m) of the Internal Revenue Code of 1986.
MEETINGS
     The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairman of the Committee to call a meeting. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following any Committee meeting.
COMPENSATION FUNCTION GOALS AND RESPONSIBILITIES
6.	Outside Assistance. The Committee shall have the authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist in the evaluation of director or executive compensation and shall have authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors and the authority to approve the payment of the advisor’s fees and other retention items. All fees and other retention items for compensation consultants, internal or external legal, accounting or other advisors shall be paid by the Company.
7.	CEO Compensation. The Committee shall establish corporate goals and objectives relevant to the Chief Executive Officer’s compensation and present those to the Board for approval. In determining the long-term incentive component of the Chief Executive Officer compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to the Chief Executive Officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. The Committee shall annually review and evaluate, including a written evaluation, the Chief Executive Officer’s performance in light of those goals and objectives. With respect to the Chief Executive Officer, the Committee shall recommend to the Board for approval the following compensation levels based on this evaluation: (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits except as provided in Paragraph 6 below.
8.	Other Executives Compensation. With respect to all executive officers other than the Chief Executive Officer, the Committee shall recommend to the Board for approval the following matters: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits except as provided in Paragraph 6 below. In making such recommendation, the Committee shall consider the recommendation and input of the Chief Executive Officer.
9.	Director Compensation. With respect to director compensation, the Committee shall recommend to the Board for approval the following matters: (a) the annual compensation, and (b) any additional compensation for service on committees of the Board, service as a committee chairman, service as presiding director of the executive sessions of the Board, meeting fees or any other benefit payable by virtue of the director’s position as a member of the Board of Directors, except as provided in Paragraph 6 below.
10.	Other Compensation. The Committee shall recommend to the Board the approval, amendment or termination of incentive-compensation plans and any qualified equity-based plans, including the approval, amendment or termination of any tax-qualified plan or section 125 plan, except as provided in Paragraph 6 below. The Committee shall have the authority to appoint and remove various plan Trustees, appoint and remove members of the Administrative Committee; and to appoint and remove the Plan Administrator.
11.	Full Board Recommendation. Without limiting the foregoing, the following shall be presented as a recommendation to the full Board and approved by the full Board: (i) any action, including, but not limited to, the adoption or amendment of any non-qualified equity compensation plan, that is required by law or regulation to be submitted to the stockholders of the Company for approval, and (ii) any approval, amendment or termination of change in control agreements/provisions related to the directors or officers of the Company. In the event the recommendation of the Committee is not approved by the Board, the recommended action must be returned to the Committee for further consideration. Any future Committee recommendation regarding such item must, again, be presented to the Board for its approval.

For the purpose of this Charter, a “non-qualified equity compensation plan” shall mean any plan that does not meet the requirements of Section 401(a) or 423 of the Internal Revenue Code, as amended or the definition of an “excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Security Act.

12.	Annual Report. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement.
13.	Competitive Compensation Position. The Committee shall annually review market data to assess the Company’s competitive position for each component of executive compensation (especially base salary, annual incentives, long-term incentives, and supplemental executive benefit programs) by reviewing market data for appropriate peer companies.
14.	Cash Effect. The Committee shall monitor the cumulative cash effect on the Company caused by bonus and other cash-based incentive plans of the Company, especially in relation to the Company’s net income for the applicable year(s).
15.	Stock Ownership Policy. The Committee shall establish and monitor the stock ownership policy with regard to the officers and directors of the Company and monitor compliance with this policy.
GENERAL PROVISIONS
16.	Executive Session. The Committee shall determine which officers of the Company or other visitors to invite to the Committee’s meetings. In the discretion of the Committee, the Committee may meet in executive session at any time.
17.	Report to the Board. Following each action by the Committee, the Committee shall make a report to the full Board at the next regularly scheduled meeting of the full Board.
18.	Charter Review. The Committee shall review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance by distributing to its members a written self-assessment. The results of such self-assessment shall be presented to the Board at its next meeting.
19.	Delegation/Written Consent. The Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances; and the Committee may take action in the absence of a meeting by unanimous written consent of all members.
20.	Additional Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws and applicable law, as the Committee deems appropriate to carry out its assigned duties or as required by the Board.

APPENDIX D
INTEGRITY BANCSHARES, INC.
2007 OMNIBUS STOCK OWNERSHIP AND
LONG TERM INCENTIVE PLAN
THIS IS THE 2007 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN (“Plan”) of Integrity Bancshares, Inc., a Georgia corporation with its principal office in Alpharetta, Fulton County, Georgia, under which Incentive Stock Options and Non-Qualified Options to acquire shares of the Stock and/or Restricted Stock may be granted from time to time to Eligible Recipients of the Corporation and of any of its Subsidiaries, subject to the following provisions:
ARTICLE I.
DEFINITIONS
The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.
Board. The Board of Directors of Integrity Bancshares, Inc.
Change in Control. “Change in Control” means and includes each of the following:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition by a Person who is on the Effective Date the beneficial owners of 25% or more of the Outstanding Company Voting Securities, (b) any acquisition directly from the Company, (c) any acquisition by the Company, (d) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (e) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this definition; or

(ii)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
Code. The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.
Committee. The Compensation Committee of the Board.
Common Stock. The Common Stock, no par value per share, of the Corporation.
Corporation or Company. Integrity Bancshares, Inc.
Death. The death of an Eligible Recipient who has received Rights the date of which shall be established by the relevant death certificate.
Disability. The date on which an Eligible Recipient who has received Rights becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.
Effective Date. The date as of which this Plan is effective, which shall be the date it is adopted by the Board, but the effectiveness of the Plan is subject to the subsequent approval of the Corporation’s shareholders. Any Rights granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Rights may be exercised or settled and no restrictions relating to any Rights may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Rights previously made shall be automatically canceled without any further act.
Eligible Recipients. Those individuals who meet the following eligibility requirements:
(i)	Such individual must be a directors or a full-time employee of the Corporation or a Subsidiary (provided, however, that only full-time employees are eligible to receive ISOs). For this purpose, an individual shall be considered to be an “employee” only if there exists between the Corporation or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

(ii)	Directors or full-time key employees who are selected by the Committee from time to time and who, in the opinion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Corporation and/or subsidiary.

(iii)	If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

(iv)	Such individual, being otherwise an Eligible Recipient under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Fair Market Value. With respect to the Corporation’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Sections 409A and 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:
(i)	If the Common Stock was traded on a securities exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)	If the Common Stock was traded over-the-counter on the date in question, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by Nasdaq for such date; and

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate, subject to the approval of the Board. In such case, the Committee shall maintain a written record of its method of determining Fair Market Value.
Holder.	An Eligible Recipient to whom Restricted Stock is issued.

ISO. An “incentive stock option” as defined in Section 422 of the Code.
Just Cause Termination. A termination by the Corporation or a Subsidiary of an Eligible Recipient’s employment by the Corporation or the Subsidiary in connection with the good faith determination of the Board or the Board of Directors of the Subsidiary, as applicable, that the Eligible Recipient is incompetent or otherwise has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Corporation or the Subsidiary.

Non-Qualified Option. Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Option Agreement. The agreement between the Corporation and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under Article III.

Optionee. An Eligible Recipient to whom an Option is granted.

Options. ISOs and Non-Qualified Options are collectively referred to herein as “Options;” provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Plan Pool. A total of One Million (1,000,000) shares of authorized, but unissued, Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

Registration. The registration by the Corporation under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.

Restricted Stock. The Stock which a Holder shall be awarded with restrictions as described in Article IV.

Restricted Stock Grant Agreement. The agreement between the Corporation and a Holder with respect to Rights to Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Retirement. “Retirement” shall mean

(i)	the termination of an Eligible Recipient’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Corporation or a Subsidiary, or

(ii)	termination of employment after attaining age 65 (except in the case of a Just Cause Termination).
Rights. The rights to exercise, purchase or receive the Options and Restricted Stock described herein.
Rights Agreement. An Option Agreement or Restricted Stock Grant Agreement.
SEC. The Securities and Exchange Commission.
Stock. The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise of a Right or on which the cash value of a Right is to be based.
Subsidiary. A subsidiary corporation of the Corporation as defined in Section 424(f) of the Code.
Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation.
Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.
1933 Act. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
1934 Act. The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
ARTICLE II.
GENERAL
Section 2.1. Purpose.
The purposes of this Plan are to encourage and motivate directors and key employees to contribute to the successful performance of the Corporation and its Subsidiaries and the growth of the market value of the Corporation’s Common Stock; to achieve a unity of purpose between such individuals and shareholders by providing ownership opportunities, and to retain such directors and employees by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Eligible Recipients pursuant to the terms of this Plan.
Section 2.2. Administration.
(a)	The Plan shall be administered by the Committee. Subject to the provisions of SEC Rule 16b-3(d), the Committee may designate any officers or employees of the Corporation or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent that the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 2.2(a)) shall include the Board. To the extent any action of the Board under this Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

(b)	Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion,
(i)	to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

(ii)	to define the terms used in the Plan and in the Rights granted hereunder;

(iii)	to prescribe, amend and rescind the rules and regulations relating to the Plan;

(iv)	to determine the Eligible Recipients to whom and the time or times at which such Rights shall be granted, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise price or other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Recipients without constituting a termination of their employment for the purposes of the Plan; and

(v)	to make all other determinations and interpretations necessary or advisable for the administration of the Plan.
(c)	Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause the loss of exemption under SEC Rule 16b-3 of any grant or award hereunder.
(d)	It shall be in the discretion of the Committee to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.
(e)	The intent of the Corporation is to effect the Registration. In such event, the Corporation shall make available to Eligible Recipients receiving Rights and/or shares of Stock in connection therewith all disclosure documents required under such federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right and/or shares of Stock in connection therewith with such information about the Corporation as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Corporation and the terms and conditions of the Rights granted under this Plan. In addition, if such Registration shall not occur, the Committee shall be responsible for determining the maximum number of Eligible Recipients and the suitability of particular persons to be Eligible Recipients in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.
(f)	In determining the Eligible Recipients to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee shall take into account the nature of the services rendered by such Eligible Recipients, their present and potential contributions to the success of the Corporation and/or a Subsidiary and such other factors as the committee shall deem relevant.
(g)	An Eligible Recipient who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan if the Committee shall so determine. If pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of an Eligible Recipient be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.
(h)	The granting of Rights pursuant to this Plan is in the exclusive discretion of the Committee, and until the Committee acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

Section 2.3. Stock Available For Rights.
(a)	Shares of the Stock shall be subject to, or underlying, grants of Options and Restricted Stock under this Plan. The total number of shares of Stock for which, or with respect to which, Rights may be granted under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Eligible Recipient expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 7.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.
(b)	In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be automatic. No such adjustments will be required by reason of (i) the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Corporation or any Subsidiary in connection therewith.
(c)	The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
(d)	No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b). The Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.
Section 2.4. Severable Provisions.
The Corporation intends that the provisions of each of Articles III and IV in each case together with Articles I, II and V, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.
ARTICLE III.
OPTIONS
Section 3.1. Grant of Options.
(a)	The Company may grant Options to Eligible Recipients as provided in this Article III. All Options granted pursuant to this Article III will be evidenced by an Option Agreement executed by the Eligible Recipient optionee and a duly authorized officer of the Company. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.
(b)	The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options. In accordance with Section 422 (d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an

Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”). If an Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.
Section 3.2. Exercise Price.
The initial exercise price of each Option granted under this Plan (the “Exercise Price”) shall be determined by the Committee in its discretion; provided, however, that the Exercise Price shall not be less than (i) the Fair Market Value of the Common Stock on the date of grant of the Option, or (ii) in the case of ISOs granted to any Eligible Recipient who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (within the meaning of Section 422 (b) (6) of the Code), one hundred ten percent (110%) of such Fair Market Value. Except as provided in Section 2.3(b), the Exercise Price of any Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the Company’s shareholders.
Section 3.3. Terms and Conditions of Options.
(a)	All Options that the Committee approves for granting to Eligible Recipients must be granted within ten (10) years of the Effective Date.
(b)	The Committee may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Recipient.
(c)	Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.
(d)	Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.
(e)	Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Stock acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.
(f)	Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.
(g)	An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 3.2(b).
(h)	All shares of Stock obtained pursuant to an Option which qualifies as an ISO shall be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the ISO or (ii) one (1) year after the issuance of such shares pursuant to the exercise of the ISO. Such shares of Stock shall be held by the Company or its designee. The Optionee who has exercised the ISO shall have all rights of a shareholder, including, but not limited to, the rights to vote, receive dividends and sell such shares. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the shares of Stock acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose. Nothing in this subsection (h) shall be construed as prohibiting a holder of stock obtained pursuant to an option which qualifies as an ISO from transferring such shares, whether in a cashloss exercise or otherwise.
(i)	Additionally and notwithstanding any other provisions of this Article III, no shares of Stock obtained pursuant to an Option may be Transferred until at least six (6) months and one (1) day shall have elapsed since the date such Option was granted.
Section 3.4. Exercise of Options.
(a)	An Optionee must be an Eligible Recipient at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5(b).
(b)	An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.
(c)	As a condition to the issuance of the shares of Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.
(d)	The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company, or (ii) at the discretion of the Committee and the Board, through the delivery of shares of the Common Stock owned by the Optionee (including, if the Committee so permits, a portion of the shares of Common Stock as to which the Option is then being exercised) with a Fair Market Value as of the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee and the Board, by a combination of (i) and (ii) above. No shares of Common Stock shall be delivered until full payment has been made.
Section 3.5. Term and Termination of Option.
(a)	The Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted (the “Option Period”). In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted. Subject to approval by the Board, the Committee may extend the expiration date or dates of an Option Period of any Non-Qualified Option after such date was originally set; provided, however such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).
(b)	To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the provisions of Section 3.5(a), each ISO will terminate upon the earlier of: (i) immediately as of the date that the Optionee ceases to be an Eligible Recipient by reason of a Just Cause Termination or voluntarily by the Eligible Recipient without the consent of the Company; (ii) twelve (12) months after the date that the Optionee ceases to be an Eligible Recipient by reason of Death or Disability; or (iii) ninety (90) days after the date that the Optionee ceases to be an Eligible Recipient for any reason, other than as stated in (b)(i) and (ii) above; provided that if the Optionee dies during the one year period following termination of his or her employment by reason of Disability and before the Option otherwise lapses, the Option shall lapse one year after the Optionee’s death. The Committee may specify other events that will result in the termination of an ISO. In the case of

Non-Qualified Options, the Committee shall have discretion to specify what, if any, events will terminate the Option prior to the expiration of the Option Period.
Section 3.6. Change in Control Transaction.
At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the Options theretofore granted under this Article III shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any Option that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Options theretofore granted, or the substitution for such Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Options theretofore granted shall continue in the manner and under the terms so provided.
Section 3.7. Restrictions on Transfer.
An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution.
Section 3.8. Stock Certificates.
Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.8 have been complied with.
Section 3.9. Amendment and Discontinuance.
(a)	The Board may amend, suspend or discontinue the provisions of this Article III at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, provided, further, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Recipients or materially modify eligibility requirements for participation under this Article III. Moreover, except as contemplated under Section 3.9(b), no such action may alter or impair any Option previously granted under this Article III without the consent of the applicable Optionee.
(b)	Notwithstanding anything in the Plan or in any Option Agreement to the contrary, the Board may amend the provisions of this Article III or an Option Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming such provisions or the Option Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Option under the Plan, an Optionee agrees to any amendment made pursuant to this Section 3.9(b) to any Option granted under the Plan without further consideration or action.
Section 3.10. Compliance with Rule 16b-3.
With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article III are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article III or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

ARTICLE IV.
RESTRICTED STOCK GRANTS
Section 4.1. Grants of Restricted Stock.
(a)	The Company may issue Restricted Stock to Eligible Recipients as provided in this Article IV. Restricted Stock will be deemed issued only upon (i) authorization by the Committee and (ii) the execution and delivery of a Restricted Stock Grant Agreement by the Eligible Recipient to whom such Restricted Stock is to be issued and a duly authorized officer of the Company. Restricted Stock will not be deemed to have been issued merely upon authorization by the Committee.
(b)	Each issuance of Restricted Stock pursuant to this Article IV will be evidenced by a Restricted Stock Grant Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV. Each Restricted Stock Grant Agreement will specify the purchase price per share, if any, paid by the Holder for the Restricted Stock, such amount to be fixed by the Committee.
(c)	Without limiting the foregoing, each Restricted Stock Grant Agreement shall set forth the terms and conditions of any forfeiture provisions regarding the Restricted Stock (including any provisions for accelerated vesting in the event of a Change in Control Transaction), as determined by the Committee.
(d)	At the discretion of the Committee, the Holder, as a condition to such issuance, may be required to pay to the Corporation in cash, or in such other form as the Committee may determine in its discretion, the amount of the Corporation’s Tax Withholding Liability required in connection with such issuance.
(e)	Nothing contained in this Article IV, any Restricted Stock Grant Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Article IV will confer upon any holder any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.
Section 4.2. Restrictions on Transfer of Restricted Stock.
(a)	Shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws or set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.
(b)	Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2(b), and/or exercise any other legal or equitable remedy.
(c)	Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Grant Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.
(d)	To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Holder and the Holder’s spouse, to the Secretary of the Company or his or her designee, and the Company may hold said certificate(s) and stock power(s) in escrow and take all such actions as are necessary to insure that all Transfers and/or releases are made in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of

Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Grant Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.
Section 4.3. Compliance with Law.
Notwithstanding any other provision of this Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company may include shares of Restricted Stock in a Registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Recipient would be issued Restricted Stock hereunder prior to such issuance.
Section 4.4. Stock Certificates.
Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Grant Agreement and the legends referred to in this Section 4.4 have been complied with.
Section 4.5. Market Standoff.
To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC under the 1933 Act in connection with such offering.
Section 4.6. Change in Control Transaction.
At any time prior to the close of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all time-based vesting restrictions on outstanding Restricted Stock granted under this Article IV shall lapse.
Section 4.7. Amendment and Discontinuance.
(a)	The Committee may amend, suspend or discontinue this Article IV at any time or from time to time; provided, that no such action of the Committee shall alter or impair any rights previously granted to Holders under this Article IV without the consent of such affected Holders; and provided, further, that no such action may, without the approval of the Company’s shareholders, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Recipients under this Article IV or materially modify the requirements as to eligibility for participation under this Article IV. Moreover, except as contemplated under Section 4.7(b), no such action may alter or impair any Restricted Stock previously granted under this Article IV with the consent of the applicable Holder.
(b)	Notwithstanding anything in the Plan or in any Restricted Stock Grant Agreement to the contrary, the Board may amend the provisions of this Article IV or an Restricted Stock Grant Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming such provisions or the Restricted Stock Grant Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting Restricted Stock under the Plan, an Eligible Recipient agrees to any amendment made pursuant to this Section 3.9 to any Option granted under the Plan without further consideration or action.
Section 4.8. Compliance with Rule 16b-3.
With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article IV are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article IV or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.
ARTICLE V.
MISCELLANEOUS
Section 5.1. Application of Funds.
The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.
Section 5.2. No Obligation to Exercise Right.
The granting of a Right shall impose no obligation upon the recipient to exercise such Right.
Section 5.3. Term of Plan.
Except as otherwise specifically provide herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.
Section 5.4. Special Provisions Related to Section 409A of the Code.
(a)	Notwithstanding anything in the Plan or in any Rights Agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Rights Agreement by reason of the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstances unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “specified employee” (as defined in Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid a violation of Code Section 409A. This Section 6.4 does not prohibit the vesting of any Right or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Rights Agreement.
(b)	Notwithstanding anything in the Plan or in any Rights Agreement to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Right to extend the time to exercise such Right beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Right would otherwise have expired if the Right had not been extended based on the terms of the Right at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Right beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

Section 5.5. Captions and Headings; Gender and Number.
Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part of, and shall not serve as a basis for, interpretation or construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.
Section 5.6. Expenses of Administration of Plan.
All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one or more Subsidiaries. The Corporation shall also indemnify, defend and hold each member of the Committee and the Board harmless against all claims, expenses and liabilities arising out of or related to the exercise of the powers of the Committee and the Board and the discharge of the duties of the Committee and the Board hereunder.
Section 5.7. Governing Law.
Without regard to the principles of conflicts of laws the laws of the State of Georgia shall govern and control the validity, interpretation, performance and enforcement of this Plan.
Section 5.8. Inspection of Plan.
A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

     Integrity Bancshares, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Class II Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Don C. Hartsfield*	☐	☐	02 - Jack S. Murphy*	☐	☐	03 - Richard H. Peden, Sr.*	☐	☐
* Each to serve as directors of the Company for three (3)-year terms

		For	Against	Abstain
2.	To ratify the approval of the Company’s 2007 Omnibus Stock Ownership and Long Term Incentive Plan.	☐	☐	☐
B Non-Voting Items
Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Integrity Bancshares, Inc.

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 16, 2007
The undersigned shareholder of Integrity Bancshares, Inc. (the “Company”) hereby appoints Richard H. Peden, Sr. and Clinton M. Day and each of them as proxies, with full power of substitution acting by either of them if only one of them be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the main office of the Company at 11140 State Bridge Road, Alpharetta, Georgia, on Wednesday, May 16, 2007, and at any adjournment thereof, upon the proposals described in the accompanying Notice of the Annual Meeting, receipt of which is hereby acknowledged.
This proxy will be voted as directed, but if direction to the contrary is not indicated, it will be voted FOR proposals 1 and 2. Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.
PLEASE MARK, DATE AND SIGN THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)